SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of earliest event reported)      November 4, 1998
                                                      ----------------



                      Research Partners International, Inc.
               (Exact name of Registrant as specified in Charter)



        Delaware                      0-21105                  31-3414302
----------------------------      ----------------          -----------------
(State or other jurisdiction      (Commission File            (IRS Employer
 of incorporation)                     Number)             Identification No.)



One State Street Plaza, 24th Fl., New York, NY                    10004
-----------------------------------------------                  --------
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code     (212) 509-3800
                                                     -------------------



                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

         On November 4, 1998, Research Partners International, Inc. (the "Company" or "Holding") and a wholly-owned subsidiary of the Company, RPII Acquisition Corporation ("Newco" and together with Holding, the "RPII Parties"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Gaines, Berland Inc. ("GBI" or "Surviving Corporation") and the principal shareholders of GBI ("Shareholders" and together with GBI, the "GBI Parties"). The Merger Agreement provides for the merger (the "Merger") of Newco with and into GBI, for the separate corporate existence of Newco to cease and for GBI to be the Surviving Corporation, continuing after the Merger as a wholly-owned subsidiary of Holding.

         The Merger is expected to be consummated in the first quarter of 1999. Upon consummation of the Merger, the name of the Surviving Corporation shall change to "Research Partners International, Inc." and the name of Holding shall change to "Research Partners International Group Ltd."

         The following summary of the terms of the Merger Agreement and certain related agreements is qualified in its entirety by the actual agreements, copies of which are filed as exhibits to this report.

Merger Consideration

         Under the terms of the Merger Agreement, upon consummation of the Merger, all 100 shares of common stock of Newco ("Newco Stock") outstanding immediately prior to the time which the Merger shall become effective
("Effective Time") shall be converted into and exchanged for 100 shares of common stock of the Surviving Corporation, which shall represent all the issued and outstanding shares of capital stock of the Surviving Corporation immediately after the Effective Time.

         Each share of common stock of GBI outstanding immediately prior to the Effective Time (such common stock representing the only outstanding securities of GBI) shall be converted into the right to receive its pro rata portion of (i) 6,000,000 shares of Common Stock of Holding ("Holding Stock") and (ii) warrants to purchase an aggregate of 2,000,000 shares of Holding Stock at $3.50 per share ("Holding Warrants" and, together with the Holding Stock, the "Merger Consideration"). Such 6,000,000 shares of Holding Stock would represent, on an after issued basis, approximately 42% of the outstanding Holding Stock and 41% of the voting power of all outstanding securities of Holding (which includes shares of Holding's preferred stock).

         The Holding Warrants may be exercised as follows:

         (i) If the Company generates gross "retail commissions" (as defined therein) of at least $100,000,000 during the first twelve commission months beginning after the three month anniversary of the date GBI and Holding commence sharing facilities ("Initial Commission Period"), up to an aggregate of one-half of the total shares of Holding Stock issuable upon the exercise of the Holding Warrants ("Warrant Shares") may be purchased at any time commencing on the first business day after the last day of the Initial Commission Period and ending on the six-year anniversary of the last day of the Initial Commission Period;

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         (ii) If the Company  generates  gross  retail  commissions  of at least
$130,000,000 during the twelve commission months immediately following the Initial Commission Period ("Second Commission Period"), up to an aggregate of one-half of the total Warrant Shares may be purchased at any time commencing on the first business day after the last day of the Second Commission Period and ending on the five-year anniversary of the last day of the Second Commission Period; and

         (iii) If the Company does not generate the threshold retail commissions in either the First Commission Period or Second Commission Period, but does generate total retail commissions of at least $230,000,000 in the combined periods, any Warrant Shares which have not yet become purchasable shall become purchasable at any time commencing on the first business day after the last day of the Second Commission Period and ending on the five-year anniversary of the last day of the Second Commission Period.

         The Holding Warrants have a cashless exercise provision and a provision whereby, if any portion of the Holding Warrants become exercisable, Holding would be obligated to file a registration statement with the Securities and Exchange Commission ("Commission") to register the resale of the Warrant Shares upon the request of the holders of Holding Warrants to purchase at least 1,000,000 Warrant Shares.

         The shareholders of GBI immediately prior to the Merger are entitled to appraisal rights pursuant to Sections 623 and 912 of the New York Business Corporation Law ("BCL"). The Merger Consideration will be reduced, on a pro rata basis, if any such shareholder votes against the Merger and seeks appraisal rights ("Dissenter"). If after the Effective Time, a Dissenter loses the right to receive payment pursuant to Section 623 of the BCL, the securities held by the Dissenter will be treated as if they had been converted as of the Effective Time into the Merger Consideration.

Management

         The following persons shall be the executive officers of Holding after the Merger:


Name                              Title
David M. Nussbaum                 Co-Chairman of the Board of Directors
Joseph Berland                    Co-Chairman of the Board of Directors
Roger N. Gladstone                Vice Chairman of the Board of Directors
Richard J. Rosenstock             President
Peter R. Kent                     Chief Executive Officer
David Thalheim                    Chief Operating Officer
Mark Zeitchick                    Executive Vice President
Vincent Mangone                   Executive Vice President
Robert T. McAleer                 Executive Vice President
Peter R. McMullin                 Executive Vice President

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David M. Nussbaum, Roger N. Gladstone,  Robert T. McAleer, Peter R. McMullin and
Peter R. Kent are currently executive officers and/or directors of Holding. Joseph Berland, Richard Rosenstock, Mark Zeitchick and Vincent Mangone are currently executive officers of GBI and David Thalheim is currently a consultant to GBI.

         Concurrently with the execution of the Merger Agreement,  each of David
M. Nussbaum, Joseph Berland, Roger N. Gladstone, Richard J. Rosenstock, Peter R. Kent, David Thalheim, Mark Zeitchick and Vincent Mangone entered into a one-year employment agreement with Holding, to commence at the Effective Time. Additionally, Mr. Robert H. Gladstone, currently Executive Vice President of Holding and GKN Securities Corp., a wholly-owned subsidiary of Holding ("GKN"), entered into an employment agreement with GKN for his continued employment with GKN, for the one-year period commencing at the Effective Time. The employment agreements with all of the foregoing persons provide that Holding shall offer the employee the right to remain employed as a registered representative of a broker-dealer subsidiary of Holding at all times during the five-year period commencing at the Effective Time. The employment agreements with Joseph Berland, Richard Rosenstock, David Thalheim, Mark Zeitchick and Vincent Mangone provide for the payment to each of them of an "override" (i.e., a pre-determined percentage) on the gross retail commissions generated by the Company.

         The  directors  of  Holding  after  the  Merger  will be (i)  David  M.
Nussbaum, Roger N. Gladstone, Peter R. Kent, Robert T. McAleer, Peter R. McMullin and Richard Y. Roberts, all currently directors of Holding, (ii) David Thalheim, Joseph Berland, Richard J. Rosenstock, Mark Zeitchick and Vincent Mangone and (iii) three independent directors to be mutually agreed upon by GBI and Holding. Upon consummation of the Merger, the by-laws of Holding will be amended to eliminate the requirement that Holding's Board of Directors be classified. Accordingly, all the foregoing directors are expected to hold office until the next annual meeting of Holding's stockholders.

Covenants

         The Merger Agreement contains usual and customary covenants with respect to the operation of the business of the RPII Parties and the GBI Parties until the closing, including the requirements that the RPII Parties and the GBI Parties conduct their operations in the normal course; use their best efforts to keep available the services of the current employees and preserve the current relationships with their customers and other persons with which they have significant business relations; permit reasonable access to the other party for due diligence purposes; and hold in confidence all information received from the other party, subject to customary exceptions.

Conditions to Merger

         The Merger is subject to a number of conditions including the requirement that the Merger be approved by Holding's stockholders and by the shareholders of GBI and that Holding and GBI receive all necessary regulatory approvals, including the approval of the National Association of Securities Dealers, Inc. ("NASD").

         Holding intends to call a special meeting of stockholders at which the stockholders will be asked to (a) approve the issuance of the Merger Consideration in the Merger, (b) authorize a proposed amendment to the Restated Certificate of Incorporation of Holding that would change the name of Holding to Research Partners International Group Ltd., and (c) elect the directors referred to above under "Management." The Company expects to file a proxy statement ("Proxy Statement") with the Commission with respect to such matters in late November 1998.

         Concurrently with the execution of the Merger Agreement,  each of David
M. Nussbaum, Roger N. Gladstone, Robert H. Gladstone and Peter R. Kent, who collectively own approximately 33% of the outstanding voting shares of the Company, executed a Voting Agreement whereby he agreed to vote all the shares of Holding Stock over which he has voting control in favor of the issuance of the Merger Consideration at the special meeting of stockholders.

         GBI intends to obtain the requisite approval of the Merger and the Merger Agreement by its shareholders at a special meeting of its shareholders or by unanimous written consent. Pursuant to the Merger Agreement, the Shareholders, who own approximately 73% of the outstanding shares of GBI, agreed that they will vote "for" the adoption of the Merger Agreement and the Merger at any meeting of the shareholders of GBI and execute any written consent of shareholders in favor of the Merger if shareholder approval is obtained other than at a meeting. Even if the requisite approval of the GBI shareholders is obtained, the RPII Parties are not obligated to consummate the Merger and the other transactions contemplated by the Merger Agreement if the holders of more than three percent of the shares of GBI outstanding immediately prior to the Effective Time exercise their right to appraisal.

         The Merger Agreement also provides, as conditions to closing, that (i) Holding shall have received from an investment banking firm reasonably acceptable to Holding and GBI, prior to the mailing of the Proxy Statement, a fairness opinion in customary form stating that, in substance, the terms of the Merger are fair, from a financial point of view, to the stockholders of Holding;
(ii) the "Liquid Net Worth" (as defined) of Holding, as of a date prior to the closing, shall not be less than 75% of the Liquid Net Worth of Holding as of August 31, 1998; and (iii) that the Liquid Net Worth of GBI, as of a date prior to the closing, shall not be less than 75% of the Liquid Net Worth of GBI as of August 31, 1998.

         There are a number of other usual and customary conditions that must be satisfied before the Merger can occur.

Exclusivity

         Under the terms of the Merger Agreement, Holding cannot, except in the limited circumstances described below, (a) solicit, encourage, directly or indirectly, any inquiries, discussions or proposals for, (b) continue, propose or enter into any negotiations or discussions looking toward, or (c) enter into any agreement or understanding providing for, any acquisition of any of its capital stock or assets ("Other Transaction"). The Merger Agreement also provides that Holding shall not provide any information to any person for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such Other Transaction.

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         Notwithstanding  the foregoing,  in the event that Holding  receives an unsolicited proposal for, or indication of interest in, entering into an Other Transaction, Holding will be entitled to communicate with such party all publicly available information requested by such party. Holding will not be entitled to give such party any non-public information about Holding or otherwise negotiate with such party unless (A) two business days' prior written notice shall have been given to GBI and (B) Holding's Board of Directors shall have been advised by outside counsel to Holding that the failure to provide such non-public information to such party would be reasonably likely to constitute a breach of the fiduciary responsibilities of the Board of Directors to Holding's stockholders. In addition, the Board of Directors of Holding shall be permitted to modify or withdraw any recommendation previously made in the Proxy Statement if the Board of Directors of Holding, in good faith, after being advised by outside counsel, determines that to not withdraw such recommendation would be reasonably likely to constitute a breach of the fiduciary responsibilities of the Board of Directors to Holdings' stockholders.

         Under the terms of the Merger Agreement,  none of the GBI Parties shall
(a) solicit, encourage, directly or indirectly, any inquiries, discussions or proposals for, (b) continue, propose or enter into any negotiations or discussions looking toward, or (c) enter into any agreement or understanding providing for, any acquisition of any capital stock of GBI or of any part of its assets, nor shall any of the GBI Parties provide any information to any person for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition.

Indemnity

         Pursuant to the terms of the Merger Agreement, all of the shareholders of GBI (severally, in proportion to their ownership of shares of GBI), on the one hand, and Holding , on the other hand (each of Holding and the GBI shareholders (as a group) being referred to herein as an "Indemnitor"), have agreed to indemnify the other for breach of the representations, warranties and covenants of the GBI Parties and the RPII Parties, respectively, under the Merger Agreement. Any claim for indemnity must be made on or prior to April 30, 2000. Except in limited circumstances, no indemnity payment shall be made unless, after the resolution of all claims for indemnity (the date on which the last claim is resolved being referred to herein as "Judgment Date"), the aggregate of all amounts for which indemnity would otherwise be owed by such Indemnitor, net of any amounts for which indemnity would otherwise be owed to such Indemnitor, exceeds $1,250,000, in which event the amount for which indemnity shall be due shall be calculated from the first dollar. An Indemnitor may pay its indemnity obligations in shares of Holding Stock, valued for this purpose at the last sale price of the Holding Stock on the last business day prior to the Judgment Date. The maximum amount that any Indemnitor shall pay the other is 3,000,000 shares of Holding Stock, or the equivalent monetary value thereof.

Termination

         The transactions contemplated by the Merger may be terminated under the following limited circumstances:

         1.       By mutual written consent of Holding and GBI;

         2. By either Holding or GBI if, without fault of such terminating party, the Merger is not consummated on or prior to May 31, 1999;

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         3. By either  Holding or GBI (if the  terminating  party is not then in material breach of its obligations hereunder) if (i) a material default or breach is made by the other party with respect to the due and timely performance of any of its obligations contained under the Merger Agreement and such default cannot be cured within a reasonable period of time, or (ii) if any of the other
party's   representations  and  warranties  (x)  made  without  any  materiality standard, are not true and correct in all material respects as of the date the Merger Agreement was executed and as of the closing date or (y) made with any materiality standard, are not true and correct in all respects as of the date the Merger Agreement was executed and as of the closing date; or

         4. By either Holding or GBI if, (i) the Board of Directors of Holding withdraws, modifies or changes its recommendation so that it is not in favor of the Merger Agreement or the Merger or resolves to do any of the foregoing or
(ii) the Board of Directors of Holding recommends or resolves to recommend to its stockholders a transaction other than the Merger.

         If the Merger Agreement is terminated because there has been a material default or breach by one of the parties with respect to the due and timely performance of any of its obligations which cannot be cured within a reasonable amount of time, or there has been may breach of any representation or warranty in a material respect, then the non-terminating party shall, within five days of termination, pay or reimburse the terminating party for all the documented out-of-pocket reasonable fees and expenses incurred by the terminating party (including the reasonable fees and expenses of its counsel, accountants, consultants and advisors) in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement. Unless such termination is with respect to a breach of a representation or warranty deemed to be made at the closing (as opposed to upon execution of the Merger Agreement) and such breach was caused by factors outside the control of the non-terminating party, the non-terminating party shall, within five days of termination, also pay the terminating party a fee of $300,000.

         If the Merger Agreement is terminated by either party because the Board of Directors of Holding withdraws, modifies or changes its recommendation so that it is not in favor of the Merger Agreement or the Merger or the Board of Directors recommends or resolves to recommend a transaction other than the Merger, it will be deemed to be a termination by GBI due to a breach by Holding of its covenants under the Merger Agreement and the provisions of the prior paragraph will apply.

Lock-Up Agreements

         Concurrently with the execution of the Merger Agreement, David Thalheim, Joseph Berland, Richard J. Rosenstock, Mark Zeitchick, Vincent Mangone, David M. Nussbaum, Roger N. Gladstone, Peter R. Kent and Robert H. Gladstone executed Lock-Up Agreements with the Company whereby they each agreed that, without Holding's prior written consent, for a period of twenty-four months from the Effective Time, they will not offer, sell, give away, pledge, hypothecate or otherwise dispose of any shares of Holding Stock now owned by them or hereafter acquired, whether beneficially or of record.

         GBI shall cause each shareholder of GBI who will be receiving Holding Stock and Holding Warrants in the Merger to execute an agreement with Holding and GBI pursuant to which he shall agree not to sell his Holding Stock, Holding Warrants or Warrant Shares for a period of 24 months after the closing.

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Operating Agreement

         Concurrently with the execution of the Merger Agreement, Holding and GBI entered into an Operating Agreement which governs: (i) the parties' intent to seek NASD approval to share facilities in advance of the closing; (ii) if NASD approval is obtained, the separation of their shared operations in the event that the Merger Agreement is terminated prior to the Merger becoming effective; and (iii) the management of the combined operations from and after the Effective Time.


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits

         (a)      Financial Statements

                  The Company will file the required financial statements within 60 days of the last date on which its report on Form 8-K is required to be filed.

         (b)      Pro Forma Financial Statements

                  The Company will file the required pro forma financial statements within 60 days of the last date on which its report on Form 8-K is required to be filed.

         (c)      Exhibits

Exhibit Number      Description
--------------      -----------
2.1                 Agreement and Plan of Merger dated as of November 4, 1998 by and among the Company, RPII Acquisition Corporation, the Shareholders party thereto and Gaines, Berland Inc., with all Exhibits thereto.

10.1 Form of Voting Agreement, by and among the Company, RPII Acquisition Corporation, Gaines, Berland Inc., and each of David M. Nussbaum, Roger N. Gladstone, Robert H. Gladstone and Peter R. Kent

10.2 Form of Lock-Up Agreement, dated November 4, 1998, between the Company and each of David Thalheim, Joseph Berland, Richard J. Rosenstock, Mark Zeitchick, Vincent Mangone,
                    David M. Nussbaum, Roger N. Gladstone, Peter R. Kent and Robert H. Gladstone

10.3                Employment Agreement,  dated November 4, 1998, between David
                    M. Nussbaum and the Company

10.4 Employment Agreement, dated November 4, 1998, between Joseph Berland and the Company

10.5                Employment Agreement,  dated November 4, 1998, between Roger
                    N. Gladstone and the Company

Exhibit Number      Description
--------------      -----------
10.6                Employment  Agreement,   dated  November  4,  1998,  between
                    Richard J. Rosenstock and the Company

10.7                Employment Agreement,  dated November 4, 1998, between Peter
                    R. Kent and the Company

10.8 Employment Agreement, dated November 4, 1998, between David Thalheim and the Company

10.9 Employment Agreement, dated November 4, 1998, between Mark Zeitchick and the Company

10.10               Employment  Agreement,   dated  November  4,  1998,  between
                    Vincent Mangone and the Company

10.11               Employment  Agreement,   dated  November  4,  1998,  between
                    Robert H. Gladstone and GKN Securities Corp.

10.12 Operating Agreement, dated November 4, 1998, between the Company and Gaines, Berland Inc.

99.1                Press release of the Company dated November 5, 1998.


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



                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  November 13, 1998          RESEARCH PARTNERS INTERNATIONAL, INC
                                   ------------------------------------
                                              (Registrant)

                                   /s/ Peter R. Kent
                                   _____________________________________
                                    Peter R. Kent,
                                    Executive Vice President and
                                     Chief Operating Officer


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
                                  EXHIBIT INDEX

Exhibit Number      Description
--------------      -----------
2.1                 Agreement and Plan of Merger dated as of November 4, 1998 by and among the Company, RPII Acquisition Corporation, the Shareholders party thereto and Gaines, Berland Inc., with all Exhibits thereto.

10.1 Form of Voting Agreement, by and among the Company, RPII Acquisition Corporation, Gaines, Berland Inc., and each of David M. Nussbaum, Roger N. Gladstone, Robert H. Gladstone and Peter R. Kent

10.2 Form of Lock-Up Agreement, dated November 4, 1998, between the Company and each of David Thalheim, Joseph Berland, Richard J. Rosenstock, Mark Zeitchick, Vincent Mangone,
                    David M. Nussbaum, Roger N. Gladstone, Peter R. Kent and Robert H. Gladstone

10.3                Employment Agreement,  dated November 4, 1998, between David
                    M. Nussbaum and the Company

10.4 Employment Agreement, dated November 4, 1998, between Joseph Berland and the Company

10.5                Employment Agreement,  dated November 4, 1998, between Roger
                    N. Gladstone and the Company

10.6                Employment  Agreement,   dated  November  4,  1998,  between
                    Richard J. Rosenstock and the Company

10.7                Employment Agreement,  dated November 4, 1998, between Peter
                    R. Kent and the Company

10.8 Employment Agreement, dated November 4, 1998, between David Thalheim and the Company

10.9 Employment Agreement, dated November 4, 1998, between Mark Zeitchick and the Company

10.10               Employment  Agreement,   dated  November  4,  1998,  between
                    Vincent Mangone and the Company

10.11               Employment  Agreement,   dated  November  4,  1998,  between
                    Robert H. Gladstone and GKN Securities Corp.

10.12 Operating Agreement, dated November 4, 1998, between the Company and Gaines, Berland Inc.

99.1                Press release of the Company dated November 5, 1998.

                                       11




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